Exhibit 10(q)

THE FIRST AMERICAN CORPORATION

PROMISSORY NOTE

FOR PENSION LIABILITY

[$ ]	, 2010

The First American Corporation, a California corporation (together with its successors and assignees under this Note, the “Company”), for value received, hereby promises to pay to First American Financial Corporation, a Delaware corporation, or its permitted successors, endorsees or assignees (the “Holder”), the sum of [                            Dollars ($            )] (the “Principal Amount”) on the Due Date, as defined in Section 5.01.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. PAYMENTS ON THIS NOTE.

1.01 PRINCIPAL AND INTEREST PAYMENTS. Commencing on July 1, 2010, with quarterly payments continuing thereafter on October 1 2010, January 1, 2011, April 1, 2011, and on said dates in each calendar year thereafter, until the Principal Amount has been paid in full (each, a “Payment Date”), the Company shall pay, in addition to installments of the Principal Amount as set forth on Schedule I attached hereto (each, a “Principal Payment”), interest in arrears (each, an “Interest Payment”) at the rate of six and fifty-two hundredths percent (6.52%) per annum (the “Interest Rate”) on the Principal Amount.

1.02 METHOD OF PAYMENTS. Principal and interest shall be paid in cash. The Company shall make all cash payments to the Holder at 1 First American Way, Santa Ana, CA 92707 or at such other place as the Holder may designate from time to time in writing. If any Payment Date falls on a Saturday or Sunday or on a banking holiday in the State of California, the maturity thereof will be extended to the next succeeding business day.

2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Holder that:

2.01 ORGANIZATION AND QUALIFICATION. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation.

2.02 CORPORATE POWERS. The Company has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Note. This Note is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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2.03 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Note will not:

(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Company or any subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any subsidiary is bound or by which the Company or any subsidiary or any of their respective properties may be bound or affected other than in respect of those certain indentures, mortgages, deeds of trust, loans, purchase or credit agreements or leases, or any other agreements or instruments for which written consents shall have been obtained either prior to, or contemporaneously with, the closing of this Note;

(b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or any subsidiary; or

(c) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company or any subsidiary;

except in each case as could not reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

2.04 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Company of this Note.

2.05 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary or any property of the Company or any subsidiary in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole. Neither the Company nor any subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation of any governmental authority, which default or violation could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

2.06 TAXES. The Company and its subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied

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upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount of which is not individually or in the aggregate material, or the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a subsidiary, as the case may be, has established adequate reserves in accordance with generally accepted accounting principles. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.

3. COVENANTS. The Company covenants that, unless otherwise consented to by the Holder in writing, it will:

(a) preserve and maintain its corporate existence and all rights, privileges and franchises in connection therewith;

(b) file all federal, state and local tax returns and other reports that the Company is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon it, its income or its profits, or upon any property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and provided that in such event adequate book reserves have been established with respect to each such claim being contested;

(c) maintain its property in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto;

(d) not be in violation of any federal, state, or local laws, ordinances, governmental rules and regulations to which it is subject, and not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a material adverse effect on the business or financial condition of the Company;

(e) keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles reflecting all its financial transactions; and

(f) not directly or indirectly consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another person unless (subject in each case to Section 4(i)): (1) the person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, conveyance or other disposition shall

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have been made assumes in writing all the obligations of the Company under this Note, in a form reasonably satisfactory to the Holder; and (2) immediately after such transaction no Event of Default exists.

4. EVENTS OF DEFAULT. If any of the following events shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such conditions exist, declare the entire Principal Amount and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(a) the failure by the Company to make any payment hereunder when due and payable if such default is not cured by the Company within five (5) days after the due date thereof; or

(b) any warranty, representation or other statement made or furnished to the Holder by or on behalf of the Company or in any instrument furnished in compliance with or in reference to this Note proving to have been false or misleading in any material respect when made or furnished; or

(c) the failure or neglect of the Company to perform, keep or observe any other term, provision, condition or covenant contained in this Note, which is required to be performed, kept or observed by the Company and to cure the same to the Holder’s satisfaction within thirty (30) days after written notice from the Holder to the Chief Executive Officer or General Counsel of the Company; or

(d) the default of the Company in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other debt with a principal amount in excess of $10,000,000 with respect to the Company (“Covered Debt”), or any other breach or default (or other event or condition) occurring under any agreement, indenture or instrument relating to Covered Debt, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of the Covered Debt (or a person on behalf of such holder or holders) to cause (upon the giving of notice, the lapse of time or both, or otherwise), such Covered Debt to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than prepayments, redemptions, purchases (or offers therefor) required in connection with asset dispositions, change of control, events of loss or excess cash flow), provided, however that any “Permitted Action” as that term is defined in the Third Amended and Restated Credit Agreement dated as of April 12, 2010 between the Company, JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent and certain other lenders party thereto (without regard to any amendment, modification or waiver thereto, the “Credit Agreement”), shall not constitute an Event of Default or violate any other provision of this Note; or

(e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its subsidiaries, or of a substantial part of its assets, under any

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Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(f) the Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause 4(g) of this Note, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(g) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment; or

(h) a Change of Control of the Company shall occur. A “Change of Control” shall be defined as such term is defined in the Credit Agreement. For the avoidance of doubt, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

5. REMEDIES. Upon the occurrence of an Event of Default:

(a)	If an Event of Default occurs under Section 4(e) or 4(f), then the unpaid principal amount of this Note and all other obligations of the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company.

(b)	If an Event of Default occurs, other than under Section 4(e) or 4(f), the Holder may, by written notice to the Company, declare the unpaid principal amount of this Note and all other obligations of the Company hereunder to be, and the same shall thereupon become, due and payable, without presentment, demand, protest, any additional notice or other requirements of any kind, all of which are hereby expressly waived by the Company.

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6. PREPAYMENT, REPAYMENT AND REDEMPTION.

6.01 DUE DATE. For purposes hereof, the “Due Date” is the earliest to occur of (a) May 31, 2017; or (b) the date this Note is declared, or automatically becomes, immediately due and payable upon or after the occurrence of an Event of Default.

6.02 PREPAYMENT. The Principal Amount and any interest accrued thereon may be prepaid by the Company in full or in part at any time and from time to time without premium or penalty, provided that all payments made hereunder are first to be applied to any accrued and unpaid interest outstanding on the date of such payment.

7. MISCELLANEOUS.

7.01 ASSIGNMENT. The Company may not transfer this Note or assign its rights or obligations hereunder, except in connection with an assignment complying with Section 3(f) hereof, without prior written consent of the Holder, and any purported assignment or delegation absent such consent is void. Subject to the foregoing, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.02 WAIVER. Diligence, presentment, protest, demand, dishonor, nonpayment, and notice of every kind are waived by all makers, sureties, guarantors, and endorsers of this Note to the fullest extent permitted by applicable law.

7.03 REMEDIES. No delay or omission on the part of the Holder in exercising any right or remedy under this Note or applicable law will operate as a waiver of such right or remedy or of any other right or remedy. No single or partial exercise of any power under this Note or applicable law will preclude other or further exercise thereof or the exercise of any other power. The release of any party liable under this Note will not operate to release any other party liable under this Note.

7.04 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All warranties and representations shall survive until the Principal Amount and all applicable interest thereon have been paid in full.

7.05 AMENDMENT. No provision of this Note may be amended, waived or modified except by written agreement of the Company and the Holder, except that the Company and any sureties or guarantors of this Note consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, all without prejudice to the Holder. The Holder will have the right to deal in any way, at any time, with the Company, or with any surety or guarantor hereof, without notice to any other party, and to grant any such party any extensions of time for payment of any of the indebtedness hereunder, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the liability of any such party.

7.06 USURY. All agreements between the Company and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of

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advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, will the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Note or any agreement or guaranty securing this Note, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any circumstances whatsoever, the Holder ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest will be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision controls every other provision of all agreements between the Company and the Holder.

7.07 SEVERABILITY. If any term or provision of this Note is held invalid, illegal, or unenforceable, the validity of all other terms and provisions hereof will in no way be affected thereby.

7.08 GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS NOTE AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

7.09 DISPUTES. Any dispute regarding this Note shall be resolved in accordance with the dispute resolution provisions in Article XII of the Separation and Distribution Agreement dated as of             , 2010 between the Company and the Holder.

7.10 ATTORNEYS’ FEES. The Company agrees to pay the costs (including without limitation reasonable attorneys’ fees and costs) of enforcement and collection of this Note in case of any breach or default by the Company hereunder.

7.11 OTHER OBLIGATIONS. Performance under this Note is not intended and is not to be construed as an accord and satisfaction or other release or discharge of any obligations or indebtedness of the Company to the Holder not otherwise evidenced specifically.

7.12 HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

7.13 WAIVER OF JURY TRIAL; CHOICE OF FORUM. All actions or proceedings arising in connection with this Note shall be tried and litigated in (a) the state courts of Orange County, California, or (b) the United States District Court for the Central District of California, except that the Holder shall have the right to bring any action or proceeding against the Company or its property in the courts of any other

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jurisdiction which Holder deems necessary or appropriate in order to otherwise enforce its rights against the Company or its property. THE COMPANY WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, AND ANY RIGHT THE COMPANY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT HEREUNDER.

7.14 CONSENT TO JURISDICTION. The Company hereby submits to the jurisdiction of (a) the state courts of Orange County, California, or (b) the United States District Court for the Central District of California for the purposes of any suit, action or other proceeding relating to this Note.

7.15 NOTICES, ETC. All notices and other communications under this Note shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by prepaid telex or telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section, all notices and other communications shall be given to the parties hereto as follows:

If to the Company, to it at:

Fax:

Phone:

Attention:

If to the Holder, to it at:

Fax:

Phone:

Attention:

7.16 COMPLETE AGREEMENT. This Note is intended by the Company as a final expression of its agreement regarding the subject matter hereof and contains a complete and exclusive statement of the terms and conditions of such agreement.

7.17 LIMITATION OF LIABILITY, ETC; CERTAIN WAIVERS. No claim shall be made by the Company against the Holder or the affiliates, directors, officers, employees or agents of the Holder for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Note, or any act, omission or event occurring in connection therewith; and the Company, on behalf of itself and its subsidiaries, waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in

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its favor. The Company expressly waives any presentment, demand, protest, notice of dishonor or any other notice of any kind in connection with this Note now or hereafter required by law.

THE FIRST AMERICAN CORPORATION

By:
Name:
Title:

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SCHEDULE I

[Insert principal payment schedule based on straight-line amortization over 7 years]

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